UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FIVE PRIME THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Prime Therapeutics, Inc.

March 30, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Five Prime Therapeutics, Inc., which we will hold on May 19, 2016 at 8:30 a.m., Pacific time at our corporate headquarters, located at Two Corporate Drive, South San Francisco, California 94080.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Five Prime Therapeutics, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Five Prime Therapeutics, Inc. and its stockholders and unanimously recommends a vote “For” all such matters considered at the Annual Meeting.

Please promptly submit your proxy by telephone, Internet or by mail whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Five Prime Therapeutics, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Lewis T. Williams

President, Chief Executive Officer and Chairman of the Board

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (415) 365-5600

FIVE PRIME THERAPEUTICS, INC.

Two Corporate Drive South San Francisco, California 94080

(415) 365-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, May 19, 2016

TIME	8:30 A.M., Pacific time

PLACE	Two Corporate Drive South San Francisco, California 94080

ITEMS OF BUSINESS	(1) Election of the three nominees named in the attached proxy statement as directors, each to serve on the Board of Directors for a three-year term.

(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

(3) Consideration of any other business properly brought before the Annual Meeting, and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 21, 2016. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

PROXY VOTING	You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly submit your proxy by telephone or Internet or by signing and returning the enclosed proxy card or voter instruction form, as applicable. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of Five Prime Therapeutics, Inc. for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By Order of the Board of Directors,

Francis W. Sarena
Executive Vice President, General Counsel and Secretary

South San Francisco, California

March 30, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2016

While we are sending you this full set of proxy materials, this notice of annual meeting of stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2015 are also available free of charge at investor.fiveprime.com/sec.cfm. Information included on our website, other than the notice of annual meeting of stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2015, is not part of the proxy soliciting materials.

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FIVE PRIME THERAPEUTICS, INC.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

PROXY STATEMENT FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement, our Annual Report on Form 10-K for the fiscal year ended 2015 and the proxy card or voter instruction form, as applicable, or collectively, the Proxy Materials, because our Board of Directors, or the Board, is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, or the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, Internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section titled “Voting Procedures.”

We plan to mail the Proxy Materials to all stockholders entitled to vote on or about March 30, 2016. If you owned our common stock as of the close of business on March 21, 2016, the record date, you are entitled to vote at the Annual Meeting. As used in this proxy statement, “we,” “us” and “our” refer to Five Prime Therapeutics, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other proxy materials?

Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If in the future we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on March 21, 2016 will be entitled to vote at the Annual Meeting. On this date, there were 27,849,149 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 21, 2016, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 21, 2016, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you may vote by proxy by completing and mailing the voter instruction form you receive in the mail with your Proxy Materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as provided on your voter instruction form or instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

We will count your shares towards the quorum only if you submit a valid proxy or voter instruction form, as applicable, or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. We will count abstentions and broker non-votes towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors, up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. We do not count abstentions and broker non-votes as votes cast and they will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” mails in their voter instruction form, but does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner mails in their voter instruction form, but does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. In the event a beneficial owner of shares held in “street name” does not mail in the voter instruction form included with their Proxy Materials or otherwise vote by telephone or in person, then the broker or nominee holding such beneficial owner’s shares would not be entitled to vote on such beneficial owner’s behalf. Proposal 1 is considered “non-routine” and Proposal 2 is considered “routine” under The NASDAQ Marketplace Rules, or the NASDAQ Listing Rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 21, 2016. The number of shares you own (and may vote) is listed on the proxy card or voter instruction form, as applicable.

What does it mean if I receive more than one proxy card or voter instruction form?

You may receive more than one proxy card or voter instruction form, as applicable, if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or voter instruction form, as applicable, to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card or voter instruction form, as applicable, the persons named as proxies on the proxy card or voter instruction form, as applicable, will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“For” the election of the three nominees to the Board; and

•	“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 P.M. Eastern time on May 18, 2016 to be counted.

•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 P.M. Eastern time on May 18, 2016 to be counted.

•	To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the enclosed proxy card but do not make specific choices, your proxy will vote your shares “For” all nominees in Proposal 1 and “For” Proposal 2 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name,” you may vote by completing and mailing the voter instruction form you receive with your Proxy Materials. Alternatively, you may vote by telephone or over the Internet, as provided on your voter instruction form or instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card or voter instruction form?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	enter a new vote over the Internet or by telephone;

•	attend and vote in person at the Annual Meeting; or

•	submit another signed proxy card bearing a later date.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than May 25, 2016. If final voting results are not available by May 25, 2016, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2017 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2017 annual meeting of stockholders, or the 2017 Annual Meeting, we must receive them on or before November 30, 2016, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card or voter instruction form, as applicable, for the 2017 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2017 Annual Meeting without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between January 19, 2017 and February 18, 2017; provided, however, that in the event that the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2017 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2017 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

How can I get additional information about the company?

This proxy statement and our annual report to stockholders for the year ended December 31, 2015 are available free of charge at investor.fiveprime.com/sec.cfm. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company, including other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board currently comprises ten directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Classes 1 and 3 each consist of three directors and Class 2 consists of four directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2019 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Franklin M. Berger, CFA	66	2016	Director	2010
William Ringo	70	2016	Director	2014
Lewis T. “Rusty” Williams, M.D., Ph.D.	66	2016	Founder, President, Chief Executive Officer and Chairman of the Board	2002

(1)	Ages as of March 30, 2016.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Information About Our Board of Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Kapil Dhingra, M.B.B.S.	56	2017	Director	2015
R. Lee Douglas	64	2017	Director	2002
Mark D. McDade	60	2017	Director	2006
Fred E. Cohen, M.D., D.Phil	59	2018	Director	2002
Sheila Gujrathi, M.D.	45	2018	Director	2015
Peder K. Jensen, M.D.	61	2018	Director	2011
Aron M. Knickerbocker	46	2018	Executive Vice President, Chief Business Officer and Director	2013

(1)	Ages as of March 30, 2016.

The principal occupation, business experience and education of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Franklin M. Berger, CFA has served as a member of our Board since September 2010. Mr. Berger is a consultant to biotechnology industry participants, including major biopharmaceutical firms, mid-capitalization biotechnology companies, specialist asset managers and venture capital companies, providing business development, strategic advisory, financing, partnering, and royalty acquisition advice. Mr. Berger is also a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger also serves on the boards of directors of BELLUS Health, Inc., Immune Design Corp., ESSA Pharma Inc., and Proteostasis Therapeutics, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the board of directors of BioTime, Inc. and Seattle Genetics, Inc., each of which was a public company during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics both from Johns Hopkins University and an M.B.A. from the Harvard Business School. We believe that Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and gives him the qualifications, skills and financial expertise to serve on our Board.

William Ringo has served as a member of our Board since October 2014. Since June 2010, Mr. Ringo has served as a senior advisor to Barclays Healthcare Group. From April 2008 until his retirement in April 2010, Mr. Ringo was Senior Vice President of Business Development, Strategy and Innovation at Pfizer Inc., a public pharmaceutical company, and was responsible for guiding Pfizer’s overall strategic planning and business development activities. Prior to joining Pfizer, Mr. Ringo served as an executive in residence at Warburg Pincus and Sofinnova Ventures. From August 2004 to April 2006, Mr. Ringo served as President and Chief Executive Officer of Abgenix, Inc., a biotechnology company acquired by Amgen, Inc. Prior to Abgenix, Mr. Ringo served for 28 years at Eli Lilly and Company in numerous executive roles, including Product Group President for Oncology and Critical Care, President of Internal Medicine Products, President of the Infectious Diseases Business Unit and Vice President of Sales and Marketing for U.S. Pharmaceuticals. Following Mr. Ringo’s retirement from Eli Lilly in 2001, from March 2001 to December 2007, Mr. Ringo served on various boards of directors, including InterMune, Inc. where he served as the non-executive chairman of the board of directors after serving as interim Chief Executive Officer from June 2003 to September 2003. Mr. Ringo currently serves on the boards of directors of Assembly Biosciences, Inc., Dermira, Inc., Immune Design Corp., Mirati Therapeutics, Inc., and Sangamo BioSciences, Inc., each of which is a public biotechnology company. Mr. Ringo was previously a member of the board of directors of Onyx Pharmaceuticals, Inc., which was a public company during Mr. Ringo’s service as a director. Mr. Ringo received a B.S. in business administration and an M.B.A. from the University of Dayton. We believe that Mr. Ringo’s extensive experience serving as a director of other publicly traded and privately held life science companies and serving in executive positions with several biotechnology and pharmaceutical companies and in the venture capital industry gives him the qualifications, skills and financial expertise to serve on our Board.

Lewis T. “Rusty” Williams, M.D., Ph.D. founded the Company in December 2001 and has served as a member of our Board since January 2002, as our President and Chief Executive Officer since August 2011, as our Executive Chairman from July 2003 to January 2012 and as Chairman of the Board since March 2016. Previously, Dr. Williams spent seven years at Chiron Corporation, a biopharmaceutical company, now Novartis Vaccines and Diagnostics, Inc., most recently as its Chief Scientific Officer. He also served on Chiron’s board of directors from 1999 to 2001. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco and served as director of the University’s Cardiovascular Research Institution and Daiichi Research Center. Dr. Williams also has served on the faculties of Harvard Medical School and Massachusetts General Hospital and co-founded COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams was previously a member of the boards of directors of COR Therapeutics, Inc. and Beckman Coulter, Inc., each of which was a public company. Dr. Williams received a B.S. from Rice University and an M.D. and a Ph.D. from Duke University. We believe that Dr. Williams’ extensive experience in drug discovery and development and in executive positions with several pharmaceutical companies, his experience founding the company and his service as a director of other publicly traded healthcare companies give him the qualifications, skills and financial expertise to serve on our Board.

Continuing Directors

Fred E. Cohen, M.D., D.Phil. has served as a member of our Board since May 2002. Dr. Cohen currently serves as a Partner and Managing Director of TPG Biotechnology Partners, L.P., which he joined in 2001, and serves as co-head of TPG’s biotechnology group. Dr. Cohen is a member of the boards of directors of BioCryst Pharmaceuticals, Inc., CareDx, Inc., Genomic Health, Inc., Roka BioScience, Inc., Tandem Diabetes Care, Inc., and Veracyte, Inc., each of which is a public company. Dr. Cohen previously served as a member of the board of directors of Quintiles Transnational Holdings, Inc., which was a public company during Dr. Cohen’s service as a director. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen received a B.S. degree in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. degree in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. degree from Stanford University. We believe that Dr. Cohen’s experience in the venture capital industry and serving as a director of other publicly traded and privately held companies gives him the qualifications, skills and financial expertise to serve on our Board.

Kapil Dhingra, M.B.B.S has served as a member of our Board since December 2015. Dr. Dhingra currently serves as the Managing Member of KAPital Consulting, LLC, a healthcare consulting firm that he founded in 2008. Dr. Dhingra has over 25 years of experience in oncology clinical research and drug development. From 1999 to 2008, Dr. Dhingra worked at Hoffmann-La Roche, where he served in roles of increasing responsibility, most recently as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development. From 2000 to 2008, he held a Clinical Affiliate appointment at Memorial Sloan Kettering Cancer Center. From 1996 to 1999, Dr. Dhingra worked at Eli Lilly and Company where he served in roles of increasing responsibility, most recently as Senior Clinical Research Physician. Dr. Dhingra also served as a Clinical Associate Professor of Medicine at the Indiana University School of Medicine from 1997 to 1999. Prior to Eli Lilly, Dr. Dhingra was a member of the faculty of M.D. Anderson Cancer Center from 1989 to 1996. Dr. Dhingra currently serves on the board of directors of Advanced Accelerator Applications S.A., a public pharmaceutical company. Dr. Dhingra previously served as a member of the board of directors of Micromet, Inc., until its acquisition by Amgen Inc., and YM Biosciences Inc., until its acquisition by Gilead Sciences, Inc., each of which was a public company during Dr. Dhingra’s service as a director. Dr. Dhingra received his M.B.B.S. degree from the All India Institute of Medical Sciences in New Delhi, India. He completed his residency in internal medicine at Lincoln Medical and Mental Health Center and New York Medical College and completed his fellowship in hematology and oncology at Emory University School of Medicine. We believe that Dr. Dhingra’s extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas, including in oncology, and his service as a director of other publicly traded life science companies give him the qualifications, skills and financial expertise to serve on our Board.

R. Lee Douglas has served as a member of our Board since January 2002. Since 1998, Mr. Douglas has been an independent consultant to biotechnology companies. Since 2003, he also has been a visiting scholar in the laboratory of Dr. Matthew Welch, Department of Molecular & Cell Biology at the University of California, Berkeley. Mr. Douglas was a co-founder of COR Therapeutics, Inc., a biotechnology company, and served in a variety of capacities there from 1988 to 1998, including as its Chief Executive Officer, Chief Financial Officer and Vice President, Corporate Development. Prior to co-founding COR, he was a general partner in the venture group at Robertson, Stephens & Co. Mr. Douglas was previously a member of the board of directors of Affymax, Inc., which was a public biotechnology company during Mr. Douglas’ service as a director. Mr. Douglas received a B.A. from University of North Carolina at Charlotte, an MCRP from the Harvard Graduate School of Design and an M.B.A. from Harvard Business School. We believe that Mr. Douglas’s experience serving as a director of other publicly traded and privately held life science companies and co-founding and serving in several executive positions of a public biopharmaceutical company and in the venture capital industry gives him the qualifications, skills and financial expertise to serve on our Board.

Sheila Gujrathi, M.D. has served as a member of our Board since December 2015. Dr. Gujrathi served as the Chief Medical Officer of Receptos, Inc., from June 2011 to August 2015 when Receptos was acquired by Celgene Corporation. From 2008 to 2011, Dr. Gujrathi served as Vice President of the Global Clinical Research Group in Immunology at Bristol-Myers Squibb Company. Prior to joining Bristol-Myers Squibb, Dr. Gujrathi worked at Genentech from 2002 to 2008, where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group. From 1999 to 2002, Dr. Gujrathi served as a management consultant at McKinsey & Company in the healthcare practice, where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. in Biomedical Engineering and M.D. from Northwestern University in their accelerated honors program in Medical Education. She completed her internal medicine internship and residency at Brigham and Women’s Hospital, Harvard Medical School. Dr. Gujrathi received additional training at the University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program. We believe that Dr. Gujrathi’s extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas give her the qualifications, skills and financial expertise to serve on our Board.

Peder K. Jensen, M.D. has served as a member of our Board since July 2011. Dr. Jensen is currently President of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen has over 24 years of global drug development experience in both pharmaceutical and biotechnology companies and has been responsible for more than 40 new drug approvals in the U.S., Europe and Japan during his career. Dr. Jensen’s experience includes over 20 years with Schering- Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering- Plough with Merck in 2009. Dr. Jensen most recently served at Schering-Plough as Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has also served at British Biotech plc and Chiron Corporation in clinical development executive positions and earlier in his career at CIBA-GEIGY Limited. Dr. Jensen is also a member of the board of directors of Acorda Therapeutics, Inc., a public biotechnology company. Dr. Jensen previously served as a member of the board of directors of BioCryst Pharmaceuticals, Inc., which was a public pharmaceutical company during Jensen’s service as a director. Dr. Jensen received an M.D. degree from the University of Copenhagen, where he also completed his post-graduate medical training in neurology and internal medicine. We believe that Dr. Jensen’s extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas and his service as a director of other publicly traded and privately held life science companies give him the qualifications, skills and financial expertise to serve on our Board.

Aron M. Knickerbocker has served as our Executive Vice President since August 2015, as our Chief Business Officer since April 2012 and as a member of our Board since October 2013. Mr. Knickerbocker also served as Senior Vice President from April 2012 to August 2015, and as Vice President, Business Development from September 2009 to April 2012. From 2001 to September 2009, Mr. Knickerbocker served at Genentech, Inc. in positions of increasing responsibility most recently as Senior Director, Business Development from 2005 to September 2009. Prior to 2001, Mr. Knickerbocker served as Director of Commercial Development at ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, as Senior Manager, Corporate Development at Amgen Inc., a public biotechnology company and as a scientist at Bristol-Myers Squibb Company, a public biopharmaceutical company. Mr. Knickerbocker received an A.B. in biology from Washington University in St. Louis and an M.B.A. from the University of Michigan. We believe that Mr. Knickerbocker’s extensive experience in drug commercialization and business development and in managerial positions with several pharmaceutical companies gives him the qualifications, skills and financial expertise to serve on our Board.

Mark D. McDade has served as a member of our Board since July 2006. Mr. McDade currently serves as Executive Vice President and Chief Operating Officer, at UCB S.A., which he joined in April 2008. UCB is a global biopharmaceutical company focused on the discovery and development of innovative medicines. Mr. McDade previously served as Chief Executive Officer and a member of the board of directors of PDL BioPharma, Inc., a biotechnology company, and as Chief Executive Officer of Signature BioScience, Inc., a drug discovery company focused on developing treatments and leads for cancer and other diseases. Mr. McDade also served as an officer and a director of Corixa Corporation, a company he co-founded, which focused on developing innovative products that regulate immunity. At Corixa, he most recently served as its President and Chief Operating Officer. Mr. McDade is also a member of the board of directors of Aimmune Therapeutics, Inc. and Dermira, Inc., each of which is a public biotechnology company. Mr. McDade received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe that Mr. McDade’s experience serving in several executive positions with public biopharmaceutical companies, his experience co-founding a life sciences company and his extensive business development and operations experience give him the qualifications, skills and financial expertise to serve on our Board.

Retired Director

Brian G. Atwood served as a member of our Board from May 2002 until his resignation from the Board in March 2016 and as Chairman of the Board from January 2012 until his resignation from the Board in March 2016. Since 1999, Mr. Atwood has served as Managing Director of Versant Ventures, a healthcare-focused venture capital firm he co-founded. Prior to co-founding Versant Ventures, Mr. Atwood spent four years at Brentwood Associates, a venture capital firm, where, as a general partner, he led investments in biotechnology, pharmaceuticals and bioinformatics. Mr. Atwood was also the founder, President and Chief Executive Officer of Glycomed, Inc., a public biotechnology company. Mr. Atwood currently serves on the board of directors of Clovis Oncology, Inc., Immune Design Corp. and Veracyte, Inc., each of which is a public biopharmaceutical company. Mr. Atwood was previously a member of the board of directors of Cadence Pharmaceuticals, Inc., Helicos BioSciences Corporation and Trius Therapeutics, Inc., each of which was a public company during Mr. Atwood’s service as a director. Mr. Atwood received a B.S. in Biological Sciences from the University of California, Irvine, an M.S. in Ecology from the University of California, Davis, and an M.B.A. from Harvard

Business School. We believe that Mr. Atwood’s experience in the venture capital industry, serving as a director of other publicly traded and privately held life science companies and founding and serving as President and Chief Executive Officer of a public biopharmaceutical company gave him the qualifications, skills and financial expertise to serve on our Board.

Information About Our Executive Officers Who Are Not Directors

The following table sets forth certain information about our executive officers who are not also directors.

Executive Officers	Age(1)	Position(s) Held
Marc L. Belsky	60	Senior Vice President and Chief Financial Officer
Francis W. Sarena	45	Executive Vice President, General Counsel and Secretary
Kevin Baker, Ph.D.	55	Senior Vice President, Development Sciences
Robert Sikorski, M.D., Ph.D.	53	Senior Vice President, Global Clinical Development

(1)	Ages as of March 30, 2016.

The principal occupation, business experience and education of each executive officer are set forth below.

Marc L. Belsky has served as our Senior Vice President and Chief Financial Officer since December 2013. Mr. Belsky also served as our Vice President and Chief Financial Officer from October 2013 to December 2013 and as our Vice President, Finance from October 2009 to October 2013. From December 2006 to October 2009, Mr. Belsky served as Vice President, Finance, and Chief Accounting Officer of Cell Genesys, Inc., a biotechnology company acquired by BioSante Pharmaceuticals, Inc. Prior to 2006, Mr. Belsky served as Vice President, Global Visa Commerce at Visa Inc., Chief Financial Officer at Active Aero Group, Inc. and Chief Financial Officer at DataWave Systems Inc. Prior to these positions, he served for 15 years at Michigan National Corporation, a holding company for Michigan National Bank, which was acquired by BANA Holding Corporation, in positions of increasing responsibility, most recently as Senior Vice President, U.S. Payment Products and Services. Mr. Belsky started his career as an auditor with Coopers & Lybrand. Mr. Belsky received a B.S. in Accounting from Wayne State University and an M.B.A. from University of Michigan. He is a certified public accountant, a chartered global management accountant and a certified treasury professional.

Francis W. Sarena has served as our Executive Vice President since August 2015 and as General Counsel and Secretary since December 2010. Mr. Sarena also served as Senior Vice President from January 2013 to August 2015 and as Vice President from December 2010 to January 2013. From December 2008 to July 2010, Mr. Sarena served as Vice President, General Counsel and Secretary of Facet Biotech Corporation, a public biotechnology company that was spun off from PDL BioPharma, Inc. in December 2008 and that was later acquired by Abbott Laboratories in April 2010. From April 2006 to December 2008, Mr. Sarena served at PDL BioPharma, Inc. in positions of increasing responsibility, most recently as Vice President, General Counsel and Secretary from June 2008 to December 2008. Prior to April 2006, Mr. Sarena served as an associate at Bingham McCutchen LLP where he represented public and private life science and high tech clients primarily in merger and acquisition transactions, corporate and securities law matters and equity financing transactions. Mr. Sarena received a B.S. in Finance from San Francisco State University and a J.D. from the University of California, Berkeley.

Kevin Baker, Ph.D. has served as our Senior Vice President, Development Sciences since February 2016 and served in positions of increasing responsibility, most recently as our Vice President, Preclinical Development, from January 2006 to July 2015. From July 2015 to January 2016, Dr. Baker served as Senior Vice President, Preclinical Development at Audentes Therapeutics, Inc., a privately held biotechnology company. From 2000 to 2006, Dr. Baker served at Human Genome Sciences, a biopharmaceutical company that was acquired by GlaxoSmithKline, in positions of increasing responsibility, most recently as Associate Director in the Department of Antibody Discovery and Development. From 1992 to 1999, Dr. Baker served as a Scientist at

Genentech. From 1987 to 1992, Dr. Baker served as a Postdoctoral Fellow at the University of Basel in Switzerland. Dr. Baker received a B.Sc. from the University of Salford in England and a Ph.D. from the University of Dundee in Scotland.

Robert Sikorski, M.D., Ph.D. has served as our Senior Vice President of Global Clinical Development since January 2016. Dr. Sikorski also served as our Vice President of Global Clinical Development from September 2014 to January 2016. From December 2010 to September 2014, Dr. Sikorski served as Senior Director, Global Oncology Research and Development at Medimmune, a wholly owned subsidiary of AstraZeneca, a public biotechnology company. From March 2006 to December 2010, Dr. Sikorski served as Director, Global Oncology Research and Development at Amgen. From October 2004 to March 2006, Dr. Sikorski served as a medical affairs consultant to Genzyme. From 1998 to 2003, Dr. Sikorski served as Chief Technology Officer at Mednav, Inc., a biomedical data acquisition and analytics firm. From 1994 to 1997, Dr. Sikorski served as a Howard Hughes Research Fellow and Visiting Scientist at the National Cancer Institute and the National Human Genome Research Institute. Dr. Sikorski received an M.D. and Ph.D. from The Johns Hopkins University School of Medicine. He completed his residency at Massachusetts General Hospital and completed an oncology fellowship at The Johns Hopkins Oncology Center. Dr. Sikorski is board certified in both oncology and internal medicine.

Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time. The independent directors meet in executive sessions without management or any non-independent directors at least quarterly. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

The Board held eight meetings during the year ended December 31, 2015. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy to encourage our directors to attend the Annual Meeting. It is currently anticipated that all members of the Board will attend the Annual Meeting. All of our directors attended the 2015 annual meeting of stockholders.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees are independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of the composition of our Board and its committees and the independence of each director. In reviewing the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under “Transactions with Related Persons,” the Board affirmatively determined that all of its directors satisfy general independence requirements under the NASDAQ Listing Rules, other than Dr. Williams and Mr. Knickerbocker. In making this determination, the Board found that none of the directors, other than Dr. Williams and Mr. Knickerbocker, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Dr. Williams and Mr. Knickerbocker, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Dr. Williams, our President and Chief Executive Officer, and Mr. Knickerbocker, our Executive Vice President and Chief Business Officer, are not independent directors by virtue of their current employment with us. The Board also determined that each member of the audit, compensation and nominating and corporate governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Committees of the Board of Directors

The Board has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a research and development committee, which the Board created in March 2016. The following table provides membership and meeting information for the year ended December 31, 2015 for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brian Atwood	X	X
Franklin M. Berger, CFA**	X*		X
Fred E. Cohen, M.D., D.Phil			X†
Kapil Dhingra, M.B.B.S.
R. Lee Douglas	X
Sheila Gujrathi, M.D.
Peder K. Jensen, M.D.		X	X*
Aron M. Knickerbocker
Mark D. McDade		X*
William Ringo			X††
Lewis T. “Rusty” Williams, M.D., Ph.D.
Total meetings in 2015	5	7	4

*	Committee Chair
**	Financial Expert
†	Dr. Cohen served on the Nominating and Corporate Governance Committee until April 17, 2015.
††	Mr. Ringo commenced his services on the Nominating and Corporate Governance Committee on April 17, 2015.

Below is a description of each committee of the Board.

Audit Committee

The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

Messrs. Atwood, Berger and Douglas served as members of the audit committee in 2015, with Mr. Berger serving as the chairman. William Ringo was appointed to the Audit Committee on March 15, 2016 after Mr. Atwood’s resignation from the Board and its committees. All members of the audit committee qualify as independent directors under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each member of the audit committee is financially literate and that Mr. Berger qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. In making this determination, the Board considered the formal education and nature and scope of Mr. Berger’s previous experience, coupled with past and present service on various audit committees. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which is available on our website at www.fiveprime.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee Report(1)

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and our independent registered public accounting firm, Ernst & Young LLP. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Five Prime Therapeutics, Inc.

Audit Committee

Brian Atwood

Franklin M. Berger, CFA, Chair

R. Lee Douglas

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee approves our compensation objectives and approves the compensation of our Chief Executive Officer and other executives. The compensation committee reviews all compensation components, including base salary, bonus, equity compensation, benefits and other perquisites. In determining or making recommendations regarding the compensation and other terms of employment of our executive officers, other than our Chief Executive Officer, the compensation committee may, at its sole discretion, consider the recommendations of the Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, our amended and restated bylaws, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, the NASDAQ Listing Rules, and other applicable law.

Messrs. Atwood and McDade and Dr. Jensen served as members of the compensation committee in 2015, with Mr. McDade serving as the chairman. Dr. Gujrathi was appointed as a member of the Compensation Committee on March 15, 2016 after Mr. Atwood’s resignation from the Board and its committees. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the Code, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10C-1 of the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which is available on our website at www.fiveprime.com.

Pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee utilized information, including peer data, regarding the compensation of our directors and senior executive officers provided by Radford in evaluating, recommending and determining compensation levels.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of our Board and its committees. In addition, the nominating and corporate governance committee is responsible for considering nominations by stockholders of candidates for election to the Board, developing and recommending to the Board corporate governance guidelines applicable to the company and advising the Board on corporate governance matters.

Drs. Jensen and Cohen and Messrs. Berger and Ringo served as members of the nominating and corporate governance committee in 2015, with Dr. Jensen serving as the chairman. Each member of the nominating and corporate governance committee is an independent director under the corporate governance standards of the NASDAQ Listing Rules. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the NASDAQ Listing Rules, which is available on our website at www.fiveprime.com.

It is the policy of the nominating and corporate governance committee to select individuals as director nominees so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. When considering candidates for the Board, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: (i) diversity of personal background, perspective and experience; (ii) personal and professional integrity, ethics and values; (iii) experience in corporate management; (iv) experience relevant to our industry and with relevant social policy concerns; (v) experience as a board member or executive officer of another publicly held company; (vi) relevant academic expertise; (vii) practical and mature business judgment, including ability to make independent analytical inquiries; and (viii) promotion of a diversity of business or career experience relevant to our success. Stockholder nominees are analyzed by the nominating and corporate governance committee in the same manner as nominees identified by the nominating and corporate governance committee. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The nominating and corporate governance committee also has the authority to retain search firms to assist in the identification of director candidates. During 2015, the nominating and corporate governance committee retained and paid fees to a third-party search firm to assist in the process of identifying and evaluating director candidates.

In accordance with our amended and restated bylaws and the charter of the nominating and corporate governance committee, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive offices. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. The stockholder’s written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

Research and Development Committee

The Board formed the research and development committee in March 2016 and appointed Drs. Dhingra and Gujrathi and Mr. Jensen to serve as the members of the research and development committee, with Dr. Dhingra serving as the chairman.

The research and development committee is responsible for reviewing the strategy, substance and execution of the Company’s research and development programs, the quality and performance of its scientific management and the suitability and effectiveness of its research and development process. In addition, the research and development committee is responsible for identifying and keeping the Board apprised of significant emerging science, technology, research and development issues and trends that relate to the Company’s business.

Compensation Committee Interlocks and Insider Participation

During 2015 and until March 11, 2016, our compensation committee consisted of Messrs. Atwood and McDade and Dr. Jensen and currently consists of Mr. McDade and Drs. Gujrathi and Jensen. None of these members of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the last three years, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving as one of our directors or on our compensation committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

During 2015, the positions of Chairman of the Board and Chief Executive Officer were separated. In early 2016, our Board reviewed its leadership structure, taking into account various factors including:

•	the respective responsibilities for the positions of Chairman, Lead Independent Director and Chief Executive Officer,

•	the policies and practices in place to provide independent Board oversight of management,

•	the potential impact of particular leadership structures on the Company’s performance,

•	the Company’s current circumstances,

•	practices at other companies, and

•	trends in corporate governance, including academic studies on board leadership structures and the impact of leadership structures on stockholder value,

and determined that, at the present time, combining the roles of Chief Executive Officer and Chairman of the Board, together with a strong Lead Independent Director, provides the appropriate leadership and oversight of the Company and facilitates effective functioning of both the Board and management. The Board may separate the positions again in the future if it believes that would be in the best interest of the Company and its stockholders.

Lewis T. Williams, our President and Chief Executive Officer, serves as Chairman of our Board and presides over meetings of the Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. Dr. Williams brings valuable insight to our Board due to the perspective and experience he brings as our Chief Executive Officer and a founder of the Company. Mark McDade currently serves as our Lead Independent Director and presides over portions of regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chairman of the Board and the independent directors, and performs such additional duties as the Board may otherwise determine and delegate.

Our independent directors meet alone in executive session at no less than four regular meetings of the Board each year. The Lead Independent Director may call additional executive sessions of the independent directors at any time, and the Lead Independent Director shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks. Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing us and on its processes to identify, prioritize, assess, manage and mitigate those risks. The Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

The audit committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The audit committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board. Additionally, the Board may also create additional committees to assist in risk oversight. During 2016, the Board created the research and development committee of which one of its responsibilities is to oversee the management of risks associated with our research and development programs, processes and strategies. These committees provide regular reports, on at least a quarterly basis, to the full Board.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.fiveprime.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, any provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at the Internet address set forth above. We have not amended or granted any waivers of a provision of our code of business conduct and ethics during 2015.

Hedging and Pledging Policies

We prohibit all of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and the holding of our securities in margin accounts. An exception from such policies must be approved by the Compliance Officer, in consultation with the Board or an independent committee of the Board.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, California 94080. All comments will be forwarded directly to the Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2016. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is presenting this proposal to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, the audit committee will consider that fact when it selects our independent auditors for the following fiscal year.

We expect representatives of Ernst & Young LLP will attend the Annual Meeting. We will provide these representatives an opportunity to make a statement at the Annual Meeting if they desire to do so and they will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016 requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our audit committee approves the fees and other compensation we pay to Ernst & Young LLP for audit services and pre-approves non-audit services provided by Ernst & Young LLP before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit by the audit committee or by one or more members of the audit committee who are members of the Board to whom the audit committee has delegated authority to grant such approvals.

The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve non-audit services shall be presented to the full audit committee at its next scheduled meeting. The audit committee approved all of the fees described below pursuant to the policies outlined above.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2015 and 2014, we retained Ernst & Young LLP to provide audit and other services. The following table represents aggregate fees billed or to be billed to us by Ernst & Young LLP for services performed for the fiscal years ended December 31, 2015 and 2014:

Fees	2015	2014
Audit Fees(1)	$513,754	$571,255
Audit-Related Fees	—	—
Tax Fees(2)	147,731	17,500
All Other Fees	—	—

Total	$661,485	$588,755

(1)	This category consisted of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2015, a fee of $69,345 was billed in connection with the filing of our Registration Statement on Form S-3, and certain other SEC filings we made in connection with our underwritten public offerings in January 2015.
(2)	This category consisted of fees for professional services rendered for tax compliance and tax advice.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our President and Chief Executive Officer and the two other most highly compensated executive officers, or collectively, our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Lewis T. Williams, M.D., Ph.D.	2015	525,000	1,530,140	3,316,585	630,000	6,000	6,322,725
Founder, President and Chief Executive Officer	2014	525,000	1,001,358	—	420,000	—	1,946,358

Aron M. Knickerbocker	2015	383,458	918,084	1,497,049	311,400	6,000	3,271,691
Executive Vice President and Chief Business Officer	2014	364,000	400,587	—	222,100	—	986,687

Francis W. Sarena Executive Vice President, General Counsel and Secretary	2015	358,542	918,084	1,469,567	291,100	6,000	3,188,842

(1)	Amounts reflect the grant date fair value of option and stock awards determined in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 2 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Use of Estimates — Stock-Based Compensation,” included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that our named executive officers will recognize.
(2)	Amounts represent amounts earned under our bonus program for the respective year based on the achievement of company and individual performance goals and other factors deemed relevant by our compensation committee. In 2015, our company goals related to the advancement of our clinical and preclinical programs, business and corporate development objectives, internal discovery and discovery collaboration objectives and financial management objectives. We determined Dr. Williams’ annual performance bonus based on attainment of company objectives and his leadership of the company, which bonus our Board and compensation committee determined was appropriate given Dr. Williams’ responsibility for the overall direction and success of our business. We based annual performance bonuses for each of the other named executive officers on an equal balance of company performance (50%) and individual performance (50%), which our Board and compensation committee determined was appropriate in order to reinforce the importance of integrated and collaborative leadership. For 2015, the compensation committee approved a 2015 annual bonus for each of Dr. Williams, Mr. Knickerbocker and Mr. Sarena equal to approximately 120%, 81% and 81% respectively, of their of their 2015 total base salary compensation, prorated, with respect to Messrs. Knickerbocker and Sarena, to account for changes in base salary compensation over the course of 2015.
(3)	Represents amounts received as a company match under our 401(k) plan, which during 2015 was made through the issuance of shares of our common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers that were outstanding as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Lewis T. Williams, M.D., Ph.D.	81,300	—		1.23	10/26/2016	—		—
	162,601	—		4.56	4/16/2019	—		—
	60,975	—		6.89	7/29/2020	—		—
	121,951	—		8.49	10/20/2021	—		—
	52,082	8,893	(2)	5.54	7/16/2022	—		—
	49,118	32,182	(2)	7.26	7/19/2023	—		—
	41,666	83,334	(2)	11.14	8/22/2024	—		—
	10,416	114,584	(2)	19.25	8/17/2025	—		—
	—	—		—	—	13,090	(4)	543,235
	—	—		—	—	75,000	(5)	3,112,500
	—	—		—	—	50,000	(5)	2,075,000

Aron M. Knickerbocker	5,228	354	(2)	8.49	1/2/2022	—		—
	17,512	8,300	(2)	5.54	7/16/2022	—		—
	14,735	9,655	(2)	7.26	7/19/2023	—		—
	10,195	33,334	(2)	11.14	8/22/2024	—		—
	6,250	68,750	(2)	19.25	8/17/2025	—		—
	—	—		—	—	7,480	(4)	310,420
	—	—		—	—	75,000	(5)	3,112,500

Francis W. Sarena	24,390	—		6.89	1/28/2021	—		—
	2,439	—		8.49	7/14/2021	—		—
	13,533	288	(2)	8.49	1/2/2022	—		—
	27,777	4,743	(2)	5.54	7/16/2022	—		—
	11,788	7,724	(2)	7.26	7/19/2023	—		—
	4,228	2,772	(3)	10.77	11/5/2023	—		—
	11,666	23,334	(2)	11.14	8/22/2024	—		—
	6,250	68,750	(2)	19.25	8/17/2025	—		—
	—	—		—	—	6,110	(4)	253,565
	—	—		—	—	75,000	(5)	3,112,500

(1)	The market value of stock awards is based on the closing market price of our common stock of $41.50 per share on December 31, 2015.
(2)	This option vests over four years in equal monthly installments.
(3)	6.25% of the shares subject to the option vested on November 5, 2013, 2.1% of the shares subject to the option vested on November 19, 2013, and the remainder of the shares subject to the option vest thereafter over four years in equal monthly installments.
(4)	The shares subject to this grant vest in their entirety on January 3, 2017.
(5)	50% of the shares subject to this grant vest on September 1, 2016 and the remainder vest on March 1, 2017.

Offer Letter, Retention and Severance Agreements

Offer Letter Agreements

We have entered into employment offer letter agreements with all of our named executive officers other than our founder, Dr. Williams. We designed these agreements to be part of a competitive compensation package and to keep our executive officers focused on our business goals and objectives. These agreements provide for base salaries and incentive compensation benefits, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the company.

Aron M. Knickerbocker. We entered into an employment offer letter with Mr. Knickerbocker on September 8, 2009 for the position of Vice President, Business Development. We subsequently promoted Mr. Knickerbocker to Senior Vice President and Chief Business Officer, and then to Executive Vice President and Chief Business Officer. Pursuant to Mr. Knickerbocker’s employment offer letter, we agreed to an initial annual base salary, a target bonus and a hiring bonus. We also agreed to grant to Mr. Knickerbocker options to purchase shares of our common stock, subject to approval by the Board. Mr. Knickerbocker’s annual base salary increased from $375,000 to $400,000 on August 17, 2015 and from $400,000 to $420,000 on February 1, 2016. His annual target bonus is currently 45.0% of his annual base salary. Mr. Knickerbocker is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Francis W. Sarena. We entered into an employment offer letter with Mr. Sarena on December 2, 2010 for the position of Vice President, General Counsel and Secretary. We subsequently promoted Mr. Sarena to Senior Vice President, General Counsel and Secretary, and then to Executive Vice President, General Counsel and Secretary. Pursuant to Mr. Sarena’s employment offer letter, we agreed to an initial annual base salary, a target bonus and a hiring bonus. We also agreed to grant to Mr. Sarena options to purchase shares of our common stock, subject to approval by the Board. Mr. Sarena’s annual base salary increased from $350,000 to $375,000 on August 17, 2015 and from $375,000 to $393,750 on February 1, 2016. His annual target bonus is currently 45.0% of his annual base salary. Mr. Sarena is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Retention Agreements

On April 30, 2015, we entered into retention award agreements with each of our named executive officers. Pursuant to the agreements, we will pay two cash retention payments, provided that such named executive officer remains actively employed by the company through the date such payment is made. The payments will equal 50% of the cash incentive bonus earned by such named executive officer for calendar 2015 performance and for calendar 2016 performance, respectively. We paid the first cash retention payment on February 15, 2016 and expect to pay the second cash retention payment on February 15, 2017.

Under each retention award agreement, we will pay to the named executive officer any unpaid cash retention payments under the retention award agreement based on the named executive officer’s target annual cash incentive bonus if within the 12-month period following the consummation of a Change in Control (as that term is defined in our 2013 Omnibus Incentive Plan, or the 2013 Plan, the named executive officer’s service with us is terminated by reason of (i) the named executive officer’s involuntary dismissal by us or our successor for reasons other than Cause (as that term is defined in the 2013 Plan); or (ii) the named executive officer’s Resignation for Good Reason (as that term is defined in the executive severance benefits agreement (discussed below) between such named executive officer and us).

Severance Agreements

We have entered into executive severance benefits agreements, or the severance agreements, with each of our named executive officers. These severance agreements provide that, in the event we terminate the executive’s employment without “cause,” as defined in the severance agreements, at any time or we terminate the executive’s employment without cause or he or she resigns for “good reason,” as defined in the severance agreements, within three months prior to or 12 months following a change of control of the company, the executive will be entitled to receive the severance benefits described below, subject to executing a general release of claims in favor of us and complying with, among other things, the confidentiality and non-compete provisions of his or her severance agreement.

In addition, the severance agreements provide that in the event that the severance and other benefits provided for or otherwise payable to the executive constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then we will pay (i) the executive’s severance benefits under the severance agreement in full if the quotient obtained by dividing (a) the excess of

(1) the full payment, over (2) the largest payment possible without the imposition of the excise tax, or the reduced payment, by (b) the reduced payment, is greater than 10%, or (ii) the reduced payment if such quotient is less than or equal to 10%.

Lewis T. Williams. In the event of termination without cause or his resignation for good reason, Dr. Williams will be entitled to: (i) payments equal to 12 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of 50% of any unvested shares subject to outstanding options to purchase our common stock held by Dr. Williams on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to 50% of any unvested shares of common stock issued or issuable pursuant to any other stock award granted to Dr. Williams pursuant to an equity incentive plan; and (iv) if elected by Dr. Williams, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

In connection with termination without cause or resignation for good reason following a change of control, Dr. Williams will be entitled to: (i) payments equal to 24 months of his base salary and pro-rata annual bonus, as in effect on the date of the change of control or the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of all unvested shares subject to outstanding options to purchase our common stock held by Dr. Williams on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to all unvested shares of common stock issued or issuable pursuant to any other stock award granted to Dr. Williams pursuant to an equity incentive plan; and (iv) if elected by Dr. Williams, payment or reimbursement of COBRA premiums through the earlier of 24 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

Aron M. Knickerbocker. In the event of termination without cause, Mr. Knickerbocker will be entitled to: (i) payments equal to nine months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of 50% of any unvested shares subject to outstanding options to purchase our common stock held by Mr. Knickerbocker on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to 50% of any unvested shares of common stock issued or issuable pursuant to any other stock award granted to Mr. Knickerbocker pursuant to an equity incentive plan; and (iv) if elected by Mr. Knickerbocker, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

In connection with termination without cause or resignation for good reason following a change of control, Mr. Knickerbocker will be entitled to: (i) payments equal to 18 months of his base salary and pro-rata annual bonus, as in effect on the date of the change of control or the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the date of his termination; (ii) acceleration of all unvested shares subject to outstanding options to purchase our common stock held by Mr. Knickerbocker on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to all unvested shares of common stock issued or issuable pursuant to any other stock award granted to Mr. Knickerbocker pursuant to an equity incentive plan; and (iv) if elected by Mr. Knickerbocker, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

Francis W. Sarena. In the event of termination without cause, Mr. Sarena will be entitled to: (i) payments equal to nine months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the later of the date of his termination and the effective date of his general release of claims; (ii) acceleration of 50% of any unvested shares subject to outstanding options to purchase our common stock held by Mr. Sarena on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to 50% of any unvested shares of common stock issued or issuable pursuant to any other stock award granted to Mr. Sarena pursuant to an equity incentive plan; and (iv) if elected by Mr. Sarena, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

In connection with termination without cause or resignation for good reason following a change of control, Mr. Sarena will be entitled to: (i) payments equal to 18 months of his base salary and pro-rata annual bonus, as in effect on the date of the change of control or the date of his termination, payable in substantially equal installments in accordance with our normal payroll policies then in effect, less applicable withholdings, with such installments to commence on the first payroll period following the date of his termination; (ii) acceleration of all unvested shares subject to outstanding options to purchase our common stock held by Mr. Sarena on the date of his termination; (iii) lapse of our reacquisition or repurchase rights with respect to all unvested shares of common stock issued or issuable pursuant to any other stock award granted to Mr. Sarena pursuant to an equity incentive plan; and (iv) if elected by Mr. Sarena, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

We believe these benefits are important to attracting and retaining experienced executives. We do not currently provide perquisites to our executive officers, given our attention to the cost-benefit tradeoff of such benefits and the Board’s knowledge of the benefit offerings at other public companies.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers other than our principal financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Section 409A. The compensation committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to comply with or be exempt from Section 409A to avoid such potential adverse tax consequences.

Sections 4999 and 280G. Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Code, such excess parachute payments are also nondeductible to the payer. If payments that are contingent on a change in control to a disqualified individual (which terms include our named executive officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one times the individual’s base amount.

We have entered into agreements with each of our named executive officers, pursuant to which we will cap the payments to these executives if needed to avoid application of Sections 4999 and 280G, but only if the officer is better off on a net after-tax basis by at least 10%. We would not be permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an “excess parachute payment.”

ASC 718. In addition, we account for equity compensation paid to our employees in accordance with ASC 718, which requires us to estimate and record an expense over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued. The accounting impact of our compensation programs is one of many factors that we consider in determining the size and structure of our programs.

Equity Benefit Plans

2013 Omnibus Incentive Plan and Prior Equity Plans

General. In June 2013, our Board adopted and in September 2013, our stockholders approved our 2013 Omnibus Incentive Plan, or 2013 Plan, for the purpose of attracting and retaining non-employee directors, executive officers and other key employees and service providers, including officers, employees and service providers of our affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability. The 2013 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. We also maintain the 2010 Equity Incentive Plan and 2002 Equity Incentive Plan, or the Prior Plans, which have been terminated and under which no future awards will be granted, but under which outstanding options have been granted. These options will continue to be governed by the terms of the applicable Prior Plan.

Authorized Shares. As of March 21, 2016, we had 2,862,271 shares of common stock reserved for issuance pursuant to the 2013 Plan. On January 1 of every year, the number of shares of common stock available for issuance under the 2013 Plan automatically increases by 4% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year. On January 1, 2016, the total number of shares available for issuance under the 2013 Plan increased by 1,107,670 shares pursuant to this provision. As of December 31, 2015, options to purchase 1,809,372 shares of our common stock were outstanding under the 2013 Plan and no options to purchase shares of our common stock were outstanding under the Prior Plans.

Change in Control. If we experience a change in control in which equity-based awards under the 2013 Plan that are not exercised prior to the change in control will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement: (i) all restricted shares will vest, and all stock units and dividend equivalents will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the Board’s discretion, either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, or all options, stock appreciation rights, restricted shares and stock units may be cancelled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our Board), in the case of restricted shares or stock units, equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights, equal to the product of the number of shares subject to the option or stock appreciation right multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of the option or the stock appreciation right. In the case of performance shares and performance units, however, if more than half of the performance period has lapsed, we will convert the performance shares based on actual performance to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, we will convert the performance shares and performance units assuming target performance has been achieved.

2013 Employee Stock Purchase Plan

General. In August 2013, our Board adopted and in September 2013, our stockholders approved a 2013 Employee Stock Purchase Plan, or ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment. Any of our employees may participate in the ESPP, except: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase common stock under the ESPP, would own shares of common stock (including shares that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our capital stock. An employee must be employed on the last trading day of the purchase period, or a purchase date, to acquire common stock under the ESPP unless the employee has retired, died or become disabled, been laid off, discharged without cause or is on an approved leave of absence.

Authorized Shares. As of March 21, 2016, we had 760,598 shares of common stock reserved for purchase by our eligible employees. In addition, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1 until (and including) January 1, 2023 in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 300,000 shares of our common stock. Notwithstanding the foregoing, our Board may act prior to January 1 of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2016, the total number of shares of our common stock available for issuance under the ESPP increased by 276,918 shares pursuant to this provision.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $18,000 in 2016 and 2015. Beginning in 2015, we provide a company match equal to 50% of the amount contributed by an employee, which our named executive officers are also eligible to receive. In 2015, we limited our company match to up to the lesser of (x) 4% of such employee’s compensation or (y) $6,000, and paid the company match through the issuance of shares of our common stock. Beginning in 2016, the maximum amount of company match is $6,000 and all company matches will be paid in cash. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2016 and 2015 may be up to an additional $6,000 above the statutory limit. Our 401(k) plan also permits us to make discretionary contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions to the plan on behalf of participating employees.

DIRECTOR COMPENSATION

Cash and Equity Compensation

We maintain a non-employee director compensation policy. During the year ended December 31, 2015, each non-employee director received an annual base cash retainer of $35,000. In addition, our non-employee directors received the following cash compensation for Board services, as applicable:

•	the Chairman of the Board received an additional annual retainer of $35,000;

•	each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, received an additional annual retainer of $8,000, $6,000 and $4,000, respectively; and

•	each chairperson of our audit, compensation and nominating and corporate governance committees received an additional annual retainer of $20,000, $15,000 and $9,500, respectively.

In addition, our newly appointed non-employee directors received a one-time initial award of options to purchase 25,000 shares of our common stock, which vest in equal annual installments over a three-year period, subject to each such director’s continued service on the Board through the vesting period. Each of our continuing non-employee directors received an annual award of options to purchase 12,500 shares of our common stock, which vests in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to each such director’s continued service on the Board through such date.

Effective March 2016, we amended our director compensation policy to provide that each non-employee director receives an annual base cash retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for Board services, as applicable:

•	the Chairman of the Board receives an additional annual retainer of $35,000;

•	the Lead Independent Director receives an additional annual retainer of $20,000;

•	the chairperson of our audit committee receives an additional annual retainer of $20,000;

•	each member of our audit committee, other than the chairperson, receives an additional annual retainer of $10,000;

•	each chairperson of our compensation, nominating and corporate governance and research and development committees receives an additional annual retainer of $15,000; and

•	each member of our compensation, nominating and corporate governance and research and development committees, other than the chairperson, receives an additional annual retainer of $7,500.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, our newly appointed non-employee directors receive a one-time initial award of options to purchase 15,000 shares of our common stock, which vests in equal annual installments over a three-year period, subject to each such director’s continued service on the Board through the vesting period. Each of our continuing non-employee directors receives an annual award of options to purchase 10,000 shares of our common stock, which will vest in its entirety on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day before the subsequent annual meeting of stockholders, subject to each such director’s continued service on the Board through such date.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2015 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(4) ($)		Total ($)
Brian G. Atwood	84,000	276,875	(2)	360,875
Franklin M. Berger	59,000	276,875	(2)	335,875
Fred E. Cohen, M.D., D.Phil.	37,000	276,875	(2)	313,875
Kapil Dhingra, M.B.B.S.	2,917	949,750	(3)	952,667
R. Lee Douglas	43,000	276,875	(2)	319,875
Sheila Gujrathi, M.D.	2,917	949,750	(3)	952,667
Peder K. Jensen, M.D.	50,500	276,875	(2)	327,375
Mark D. McDade	50,000	276,875	(2)	326,875
William Ringo	39,000	276,875	(2)	315,875

(1)	Amounts reflect the grant date fair value of option awards granted in 2015 in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 2 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Use of Estimates — Stock-Based Compensation,” included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that the named directors will recognize.
(2)	On June 12, 2015, the Board granted an option to purchase 12,500 shares of our common stock to each director listed above other than Drs. Dhingra and Gujrathi, neither of whom was a director on June 12, 2015. These options will vest in their entirety on May 18, 2016, subject to each such director’s continued service on the Board through May 18, 2016.
(3)	On December 2, 2015, the Board granted an option to purchase 25,000 shares of our common stock to each of Drs. Dhingra and Gujrathi in connection with the commencement of their respective terms as directors on the Board. These options vest in equal annual installments over a three-year period, subject to Drs. Dhingra and Gujrathi’s respective continued service on the Board through each such date.
(4)	The following table provides the total number of option shares outstanding for each director as of December 31, 2015:

Name	Options Outstanding (#)
Brian G. Atwood	37,195
Franklin M. Berger	12,500
Fred E. Cohen, M.D., D.Phil.	37,195
Kapil Dhingra, M.B.B.S.	25,000
R. Lee Douglas	37,267
Sheila Gujrathi, M.D.	25,000
Peder K. Jensen, M.D.	45,325
Mark D. McDade	59,145
William Ringo	37,500

Indemnification

We entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy in which either (i) our audit committee (or any other committee of the Board consisting of independent directors), or (ii) the full Board reviews and approves all proposed related-person transactions. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

All of the transactions described below were entered into prior to the adoption of this policy and were approved by the Board.

Certain Related-Person Transactions

Since January 1, 2015 there were no transactions or series of similar transactions to which we were a party or will be a party, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections titled “Executive Compensation — Offer Letter and Severance Agreements” and “Director Compensation — Cash and Equity Compensation.”

Other Transactions

We entered into various employment-related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the sections titled “Executive Compensation — Offer Letter and Severance Agreements” and “Director Compensation — Cash and Equity Compensation.”

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Director Compensation — Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 21, 2016 by (i) each named executive officer, (ii) each director and nominee for director, (iii) all directors and executive officers as a group and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding common stock. Other than as set forth in this table, we are not aware of any person or group that holds in excess of 5% of our outstanding common stock.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of March 21, 2016. Options to purchase shares of our common stock that are exercisable within 60 days of March 21, 2016 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 27,849,149 shares of our common stock outstanding as of March 21, 2016.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (Common Stock)
5% Stockholders:
Entities affiliated with Wellington Management Group LLP(1)	3,305,554	11.9%
Entities affiliated with Adage Capital Partners, L.P.(2)	2,325,000	8.3%
Entities affiliated with BlackRock, Inc.(3)	1,687,720	6.1%
Named Executive Officers and Directors:
Lewis T. Williams, M.D., Ph.D.(4)	864,405	3.0%
Aron M. Knickerbocker(5)	257,706	*
Francis W. Sarena(6)	173,070	*
Franklin M. Berger(7)	73,890	*
Fred E. Cohen, M.D., D.Phil.(7)	24,807	*
Kapil Dhingra, M.B.B.S.	—	*
R. Lee Douglas(8)	40,408	*
Sheila Gujrathi, M.D.	—	*
Peder K. Jensen, M.D.(9)	32,825	*
Mark D. McDade(9)	46,645	*
William Ringo(9)	8,333	*
All executive officers and directors as a group (11 persons)	1,522,089	5.3%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Consists of shares of common stock held by clients of one or more of certain investment advisors directly or indirectly owned by Wellington Management Group LLP. (i) Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power over 3,011,775 shares of common stock and shared dispositive power over 3,305,554 shares of common stock and (ii) Wellington Management Company LLP has shared voting power over 3,011,775 shares of common stock and shared dispositive power over 3,174,306 shares of common stock. Each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP disclaims beneficial ownership of the shares beneficially held by clients of any of the investment advisors directly or indirectly owned by Wellington Management Group LLP, except to the extent of their respective actual pecuniary interests therein. The address for the Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. All information included in this footnote regarding the beneficial ownership of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is based on our review of Amendment No. 4 to Schedule 13G filed with the SEC by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 11, 2016 regarding their beneficial ownership of our common stock as of December 31, 2015.
(2)	Consists of 2,325,000 shares of common stock held by Adage Capital Partners, L.P., or ACP. Adage Capital Partners GP, L.L.C., or ACP GP, as the general partner of ACP, may be deemed to beneficially own the shares held by ACP. Adage Capital Advisors, L.L.C., as the managing member of ACP GP, may be deemed to beneficially own the shares beneficially held by ACP GP. Robert Atchinson and Phillip Gross, as managing members of ACA, may each be deemed to beneficially own the shares beneficially owned by ACA. Each of ACA, ACP GP and Messrs. Atchinson and Gross disclaims beneficial ownership of the shares held by ACA, except to the extent of their respective actual pecuniary interests therein. The address for the entities affiliated with Adage Capital Partners, L.P. and Messrs. Atchinson and Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116. All information included in this footnote regarding the beneficial ownership of ACP, ACP GP, ACA and Messrs. Atchinson and Gross is based on our review of Schedule 13G filed with the SEC by ACP, ACP GP, ACA and Messrs. Atchinson and Gross on February 16, 2016 regarding their beneficial ownership of our common stock as of December 31, 2015.
(3)	Consists of 1,687,720 shares of common stock held by clients of one or more of the following investment advisors directly or indirectly owned by BlackRock, Inc.: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management, LLC; and BlackRock Japan Co Ltd, or collectively, the BlackRock Entities. Each of the BlackRock Entities disclaims beneficial ownership of the shares beneficially held by clients of any of the investment advisors directly or indirectly owned by BlackRock, Inc., except to the extent of their respective actual pecuniary interests therein. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. All information included in this footnote regarding the beneficial ownership of BlackRock, Inc. and the BlackRock Entities is based on our review of Amendment No. 1 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 26, 2016 regarding their beneficial ownership of our common stock as of December 31, 2015.
(4)	Consists of (a) 340,528 shares of common stock and (b) 523,877 shares of common stock issuable upon the exercise of stock options within 60 days of March 21, 2016.
(5)	Consists of (a) 182,986 shares of common stock and (b) 74,720 shares of common stock issuable upon the exercise of stock options within 60 days of March 21, 2016.
(6)	Consists of (a) 83,834 shares of common stock and (b) 89,236 shares of common stock issuable upon the exercise of stock options within 60 days of March 21, 2016.
(7)	Consists solely of shares of common stock.
(8)	Consists of (a) 13,550 shares of common stock, (b) 2,092 shares of common stock held by The Robert Lee Douglas and Elizabeth A. Strode Revocable Trust dated October 6, 1994 and (c) 24,766 shares of common stock issuable upon the exercise of stock options within 60 days of March 21, 2016.
(9)	Consists solely of shares of common stock issuable upon the exercise of stock options within 60 days of March 21, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2015, we believe that, during the 2015 fiscal year, all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them, except that a late Form 3 report was filed for Brian Wong, our former Senior Vice President, Research, on June 22, 2015 to report an event that occurred on June 12, 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2002 Equity Incentive Plan(1)	444,937	4.39	—
2010 Equity Incentive Plan(1)	890,118	6.87	—
2013 Omnibus Incentive Plan	1,693,659	17.80	1,809,372
2013 Employee Stock Purchase Plan	—	—	483,680
Equity compensation plans not approved by stockholders	—	—	—

Total	3,028,714	12.62	3,693,129

(1)	The 2002 Equity Incentive Plan and the 2010 Equity Incentive Plan were terminated in 2013, and any shares remaining available for future grants and option forfeitures under such plans have been allocated to the 2013 Omnibus Incentive Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Five Prime Therapeutics, Inc.

Attn: Francis W. Sarena, Secretary

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card or voter instruction form, as applicable, to vote the shares represented thereby in accordance with the recommendation of the Board.

By Order of the Board of Directors,

Francis W. Sarena

Executive Vice President, General Counsel and Secretary

South San Francisco, California

March 30, 2016

FIVE PRIME THERAPEUTICS, INC. TWO CORPORATE DRIVE SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E05135-P73869 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIVE PRIME THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Franklin M. Berger, CFA 1b. William Ringo 1c. Lewis T. “Rusty” Williams, M.D., Ph.D For    Withhold The Board of Directors recommends you vote FOR the following proposal: 2. Proposal to ratify appointment of Ernst & Young LLP as independent public accounting firm for the fiscal year ending December 31, 2016. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For    Against    Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]    Date Signature (Joint Owners)    Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E05136-P73869

FIVE PRIME THERAPEUTICS, INC. Annual Meeting of Stockholders May 19, 2016 8:30 AM This proxy is solicited by the Board of Directors

The stockholder hereby appoints Lewis T. Williams and Marc L. Belsky, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE PRIME THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM PDT on May 19, 2016, at Five Prime Therapeutics, Inc., Two Corporate Drive, South San Francisco, CA 94080, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Item 1 and FOR Item 2, in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side